UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

RAND CAPITAL CORPORATION

(Name of the Registrant as Specified in its Charter)

User-Friendly Phone Book, LLC

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 3, 2019, User-Friendly Phone Book, LLC placed a billboard advertisement in Buffalo, New York. A copy of the billboard is filed as Exhibit 1 hereto and is incorporated herein by reference.

Exhibit 1

RAND CAPITAL SHAREHOLDERS Vote AGAINST the East TransactionPRICE BELOW NET ASSET VALUE AND POTENTIAL NEGATIVE TAX CONSEQUENCES OFOR O against Paid for by User-Friendly Phone Book, LLC User-Friendly PhonlZoiUL^ UFPB has UFPB STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READTHE PROXY STATEMENT AND OTHER PROXY INFORMATION REGARDING UFPB, INCLUDING A DESCRIPTION .. MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY OF ITS DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLD- W Securities and Exchange Comm,ssion ( SEC ) consisting of a proxy AT WWW.SEC.GOV. IN ADDITION, UFPB WILL INGS OR OTHERWISE, IS CONTAINED IN THE PROXY STATEMENT statement and accompanyinq WHITE proxy card to be used to solicit proxies to vote against the proposed transaction with East Asset Management, LLC at the Special Meeting of Stock- PR0VIDE C0PIES 0FTHE PR0XY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE FILED WITH THE SEC, WHICH IS AVAILABLE WITHOUT CHARGE holders of Rand Capital Corporation (the “Company”) scheduled to be held on May 16,2019. DIRECTED TO UFPB’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 or (212) 929-5500. ON THE SECS WEBSITE ATWWW.SEC.GOV. PRICE BELOW NET ASSET VALUE AND POTENTIAL NEGATIVE TAX CONSEQUENCES OFOR O against Paid for by User-Friendly Phone Book, LLC CERTAIN INFORMATION CONCERNING THE PARTICIPANT User-Friendly Phone Book, LLC (“UFPB”) is the sole participant in this solicitation. UFPB has made a filing with the Securities and Exchange Commission (“SEC”) consisting of a proxy statement and accompanying WHITE proxy card to be used to solicit proxies to vote against the proposed transaction with East Asset Management, LLC at the Special Meeting of Stockholders of Rand Capital Corporation (the “Company”) scheduled to be held on May 16,2019.